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                                                                    EXHIBIT 99.1

                          BEA COMPLETES ACQUISITION OF
                                 WEBLOGIC, INC.

     SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 2, 1998--BEA Systems, Inc. (Nasdaq:BEAS - news), a market leader in mission-critical middleware solutions for the world's largest enterprises, today announced that it has completed the acquisition of WebLogic, Inc., the privately held provider of an industry-leading Java-based web application server.

     The acquisition, which closed on Sept. 30, 1998, was completed following approval by WebLogic's shareholders. Under the terms of the agreement, BEA issued approximately 7.7 million shares in a transaction that BEA intends to account for as a pooling of interests.

     All 96 employees of WebLogic have accepted offers to join BEA to form the core of a new BEA division called BEA WebXpress. Alfred Chuang, one of the cofounders of BEA, is assuming the new role as general manager of the division.

     BEA's new, combined product suite will provide a robust end-to-end solution for secure Web applications by marrying the rapid application development environment of Java and Internet technologies from WebLogic with the robustness, scalability, manageability, and security of BEA's business-critical middleware.

                          WebLogic Application Server

     The WebLogic application server is an industry-leading application server for developing, integrating, deploying, and managing large-scale web, network, and database applications in Java.

     With its comprehensive support for the enterprise Java Application Programming Interfaces (APIs) including the Enterprise Java Beans(TM) (EJB) 1.0 specification that JavaSoft published with the help of BEA and other industry leaders, the WebLogic application server protects user investment and makes it possible to build portable, scalable applications that interoperate seamlessly with other applications and systems.

     The WebLogic application server works easily with industry-leading databases, Java development tools, and web publishing tools. The WebLogic application server is built entirely in Java.

                                 WebLogic, Inc.
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     Founded in 1995, WebLogic is an industry-leading supplier of Java application servers and database integration solutions. WebLogic's software has been licensed by more than 800 end users and ISVs around the world to build their applications.

     WebLogic works closely with the Java industry leaders, including International Business Machines (NYSE:IBM - news), Hewlett-Packard (NYSE:HWP - news), Intel (Nasdaq:INTC - news), Novell (Nasdaq:NOVL - news), Symantec (Nasdaq:SYMC - news), Sun (Nasdaq:SUNW - news), Microsoft (Nasdaq:MSFT - news), Informix (Nasdaq:IFMX - news), Oracle (Nasdaq:ORCL - news), and Cambridge Technology Partners (Nasdaq:CATP - news).

                               BEA Systems, Inc.

     BEA Systems, Inc., is a leading provider of cross-platform middleware solutions for enterprise applications. BEA's products and services enable mission-critical, distributed applications that work seamlessly in client/server, Internet, and legacy environments. BEA provides transactional, messaging, and distributed object-based software for developing and deploying these enterprise applications.

     In addition to its product line, BEA provides complete solutions through its extensive partner network, and a full range of services including consulting, training, and support. BEA is headquartered in San Jose, Calif., and has 50 offices in 24 countries around the globe. The company's common stock trades on the Nasdaq National Market under the symbol ``BEAS.'' Additional information on BEA is available on the Internet at http://www.beasys.com.

     Note to Editors: BEA, TUXEDO, TOP END, and WebLogic are registered trademarks of BEA Systems, Inc. BEA M3 is a trademark of BEA Systems, Inc. Java and Enterprise JavaBeans are trademarks or registered trademarks of Sun Microsystems. All other company and product names may be trademarks of the company with which they are associated.

Investor Information:

     For more information on BEA Systems, Inc., at no cost, please call 1-800-PRO-INFO (in the U.S.) or +1-908-544-2850 (outside the U.S.), ticker symbol:BEAS.

               Legal Notice Regarding Forward-Looking Statements

     Statements in this press release which are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this release include but are not limited to statements regarding the combination, integration, delivery and functionality of BEA's and WebLogic's current and future products. All forward-looking statements included in this release are made as of the date hereof, based on information available to BEA as of the date hereof, and BEA assumes no obligation to update any forward-looking statement. It is important to note that actual outcomes could differ
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materially from those in such forward-looking statements. Factors that could cause actual outcomes to differ materially include risks and uncertainties such as unforeseen difficulties related to integration of BEA's and WebLogic's products and businesses. Readers should also refer to the risk disclosures outlined in BEA's annual report on Form 10-KSB for the year ended January 31, 1998 and BEA's quarterly reports on Form 10-Q filed from time to time with the SEC.

Contact:

  BEA Systems, Inc.
  Birdie Fenzel, 408/570-8081
  birdie.fenzel@beasys.com
  or
  Burson-Marsteller
  Pamela Sufi, 650/287-4026
  pamela_sufi@bm.com